Exhibit 99.2

Table F QTD

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Three Months Ended September 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other		Total

Revenues	$ 868	$ 844	$ 259	$ 426	$ 207	$ (28)		$ 2,576

Cost of Sales and Other Expenses	(540)	(624)	(188)	(324)	(146)	14		(1,808)

Litigation Expense	(10)	(2)	(2)	(1)	(2)	-		(17)

Depreciation & Amortization	(108)	(83)	(18)	(27)	(13)	(2)		(251)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(6)	11	-	(17)		(12)

Other Income (Expense), Net	26	3	-	19	(4)	(32)		12

Income (Loss) Before Interest & Tax (1)	236	138	45	104	42	(65)		500

Net Interest Expense (2)	(39)	(16)	(4)	(14)	(9)	(31)		(113)

Income Tax (Expense) Benefit	(63)	(41)	8	(23)	(9)	60		(68)

Equity Earnings Recorded Net of Income Tax	-	-	-	6	-	-		6

Earnings Attributable to Noncontrolling Interests	(21)	-	-	(7)	-	(1)		(29)

Earnings (Losses)	$ 113	$ 81	$ 49	$ 66	$ 24	$ (37)		$ 296

Three Months Ended September 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other		Total

Revenues	$ 811	$ 776	$ 293	$ 77	$ 183	$ (24)		$ 2,116

Cost of Sales and Other Expenses	(505)	(564)	(199)	(55)	(150)	4		(1,469)

Litigation Expense	(12)	-	(2)	-	(2)	(1)		(17)

Depreciation & Amortization	(96)	(78)	(16)	(11)	(13)	(4)		(218)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(1)	10	-	(282)	(3)	(273)

Other (Expense) Income, Net	(2)	2	2	55	2	7		66

Income (Loss) Before Interest & Tax (1)	196	136	77	76	20	(300)		205

Net Interest Expense (2)	(39)	(16)	2	(6)	(12)	(37)		(108)

Income Tax (Expense) Benefit	(56)	(42)	(20)	(23)	(3)	176		32

Equity Losses Recorded Net of Income Tax	-	-	-	(4)	-	-		(4)

Losses Attributable to Noncontrolling Interests	5	-	-	-	-	1		6

Earnings (Losses)	$ 106	$ 78	$ 59	$ 43	$ 5	$ (160)		$ 131

(1) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(3) Includes $305 million related to the write-down of our investment in RBS Sempra Commodities.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Business Unit

Nine Months Ended September 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,405	$ 2,776	$ 796	$ 980		$ 552	$ (77)	$ 7,432

Cost of Sales and Other Expenses	(1,588)	(2,170)	(559)	(728)		(371)	24	(5,392)

Litigation Expense	(15)	(3)	(4)	(1)		(6)	(1)	(30)

Depreciation & Amortization	(316)	(246)	(55)	(66)		(38)	(9)	(730)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	(6)	30		-	(28)	(4)

Other Income (Expense), Net	55	9	1	296	(1)	(1)	3	363

Income (Loss) Before Interest & Tax (2)	541	366	173	511		136	(88)	1,639

Net Interest Expense (3)	(108)	(52)	(4)	(32)		(29)	(104)	(329)

Income Tax (Expense) Benefit	(154)	(106)	(26)	(52)		(32)	101	(269)

Equity Earnings Recorded Net of Income Tax	-	-	-	45		-	-	45

Earnings Attributable to Noncontrolling Interests	(6)	-	-	(15)		-	-	(21)

Earnings (Losses)	$ 273	$ 208	$ 143	$ 457		$ 75	$ (91)	$ 1,065

Nine Months Ended September 30, 2010

(Dollars in millions)	SDG&E	SoCalGas	Generation	Pipelines & Storage		LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,245	$ 2,792	$ 879	$ 262		$ 554	$ (74)	$ 6,658

Cost of Sales and Other Expenses	(1,468)	(2,175)	(649)	(187)		(409)	26	(4,862)

Litigation Expense	(12)	(1)	(143)	(1)		(4)	(23)	(184)

Depreciation & Amortization	(283)	(230)	(47)	(32)		(38)	(13)	(643)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	(2)	32		-	(296)	(266)

Other (Expense) Income, Net	(18)	8	10	53		2	27	82

Income (Loss) Before Interest & Tax (2)	464	394	48	127		105	(353)	785

Net Interest Expense (3)	(103)	(50)	-	(13)		(36)	(115)	(317)

Income Tax (Expense) Benefit	(131)	(132)	12	(36)		(19)	221	(85)

Equity Earnings Recorded Net of Income Tax	-	-	-	42		-	-	42

Losses Attributable to Noncontrolling Interests	34	-	-	-		-	-	34

Earnings (Losses)	$ 264	$ 212	$ 60	$ 120		$ 50	$ (247)	$ 459

(1) Includes gain of $277 million related to remeasurement of equity method investments.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the effieciency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes $305 million related to the write-down of our investment in RBS Sempra Commodities.